Exhibit 99.(d)(2)

OPTION AGREEMENT

1.             Grant of Option. The Company hereby grants to the optionee named in the attached Notice of Grant (the “Optionee”), the Option to purchase the Shares, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”) subject to the terms, definitions and provisions of the Marvell Technology Group Ltd. Amended and Restated 1995 Stock Option Plan, as the same may be amended as set forth therein and herein (the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement and the Notice of Grant.

If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option.

2.             Exercise of Option. This Option shall be exercisable during its term and shall vest in accordance with the Vesting Schedule and with the provisions of Section 9 of the Plan as follows:

(i)            Right to Exercise.

(a)           This Option may not be exercised for a fraction of a Share.

(b)           In the event of Optionee’s death, disability or other termination of Optionee’s Continuous Service, the exercisability of this Option shall be governed by Sections 5, 6 and 7 below.

(c)           In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

(ii)           Method of Exercise.

(a)           This Option shall be exercisable by written notice (in the form attached as Exhibit A) which shall state the election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements as to as may reasonably be required by the Company. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the aggregate Exercise Price for the number of Shares in respect of which the Option is being exercised. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the aggregate Exercise Price for the number of Shares in respect of which the Option is being exercised.

(b)           No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or interdealer quotation system upon which the Shares may then be listed or traded. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which this Option is exercised with respect to such Shares.

(c)           If this Option is being exercise by the representative of the Optionee, the exercise notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this Option.

3.             Payment.

(a)           Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Optionee: (i) cash, (ii) check, (iii) other Shares that have a Fair Market Value on the date of payment equal to the aggregate exercise price of the Shares as to which this Option is being exercised, provided that at such time the Company is legally able to purchase its shares, or (iv) delivery by a broker or brokerage firm approved by the Administrator of a properly executed exercise notice together with payment of the Exercise Price and such other documentation as the Administrator shall require.

(b)           Neither the Optionee nor the Optionee’s representative shall have any rights as a shareholder with respect to any Shares subject to this Option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by filing a notice of exercise and paying the aggregate Exercise Price pursuant to Section 2.0 and Section 3(a).

4.             Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

5.             Termination of Relationship. In the event an Optionee’s Continuous Status as an Employee or Consultant terminates, Optionee may, to the extent this Option was vested at the date of such termination (the “Termination Date”), exercise this Option at any time during the 30 day period immediately following the Termination Date. To the extent that Optionee was not vested in this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate. Notwithstanding the foregoing, in no event shall any Option be exercisable later than the Term/Expiration Date as provided in the Notice of Grant.

6.             Disability of Optionee. Notwithstanding the provisions of Section 5 above, in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant as a result of his or her disability, Optionee may, but only within the 180 day period (or such other period of time in excess of 180 days as is determined by the Administrator in its absolute discretion) immediately following the date of such termination, exercise this Option to the extent this Option was vested at the date of such termination; provided, however, that if such disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the ninety-first (91st) day following such termination. To the extent that Optionee was not vested in this Option at the date of termination, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate, and the Shares covered by this Option shall revert to the Plan. Notwithstanding the foregoing, in no event shall any Option be exercisable later than the Expiration Date as provided in the Notice of Grant.

7.             Death of Optionee. Notwithstanding the provisions of Section 5 above, in the event of termination of Optionee’s Continuous Status as an Employee or Consultant as a result of the death of Optionee, this Option may be exercised at any time within the 360 day period immediately following the date of death, by Optionee’s estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent Optionee could exercise this Option at the date of death. Notwithstanding the foregoing, in no event shall any Option be exercisable later than the Expiration Date as provided in the Notice of Grant. To the extent that Optionee is not vested in this Option at the date of death, or if this Option is not exercised within the time specified herein, this Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

8.             Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

9.             Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 6 of the Plan regarding Options designated as Incentive Stock Options that are granted to more than ten percent (10%) shareholders shall apply to this Option. All expiration periods set forth in this Option Agreement and the Plan shall terminate at 5:00 p.m. California time on the date provided in this Option Agreement or the Plan.

10.           Tax Consequences. Optionee acknowledges that he or she has read the description of tax consequences in the Plan Prospectus and has consulted his or her personal tax advisor regarding the same to the extent he or she has determined advisable. Optionee is not relying on the Company, or any of its officers, directors, employees or advisors, for any tax advice or planning information whatsoever. Set forth below is a brief summary as of the date of this Option of some of the federal and state tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(i)            Exercise of Incentive Stock Option. If this Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability or state income tax liability upon the exercise of this Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject Optionee to the alternative minimum tax in the year of exercise.

(ii)           Exercise of Incentive Stock Option Following Disability. If Optionee’s Continuous Status as an Employee or Consultant terminates as a result of disability that is not total and permanent disability as defined in Section 22(e)(3) of the Code, to the extent permitted on the date of termination, Optionee must exercise an Incentive Stock Option within 90 days of such termination for the Incentive Stock Option to be qualified as an Incentive Stock Option.

(iii)          Exercise of Nonstatutory Stock Option. There may be a regular federal income tax liability and state income tax liability upon the exercise of a Nonstatutory Stock Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise. If this Optionee is subject to Section 16 of the Securities Act of 1934, as amended, the date of income recognition may be deferred for up to six months.

(iv)          Disposition of Shares. In the case of an Nonstatutory Stock Option, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and state income tax purposes. In the case of an Incentive Stock Option, if Shares transferred pursuant to this Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal and California income tax purposes. If Shares purchased under an Incentive Stock Option are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares.

(v)           Notice of Disqualifying Disposition of Incentive Stock Option Shares. If this Option granted to Optionee herein is an Incentive Stock Option, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by Optionee.

11.           Tax Withholding. If the Company determines that it is required to withhold any tax as a result of the exercise of this Option, the Optionee, as a condition to the exercise of this Option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to timely satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares subject to this Option.

12.           Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, the Notice of Grant and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements and all contemporaneous oral undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, including but not limited to the grant or promise of any right or option to purchase shares of capital stock of the Company to Optionee pursuant to any employment agreement or offer letter delivered by the Company to Optionee or otherwise, and may not be modified to materially and adversely affect the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by California law except for that body of law pertaining to its conflict of laws.

13.           Optionee Acknowledgments. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH ANY OTHER MEANS, INCLUDING WITHOUT LIMITATION, THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan, this Option Agreement and the Notice of Grant in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of such documents. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Notice of Grant or this Option Agreement. Notwithstanding the foregoing, if any party brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against the other to enforce the terms of or to declare rights under this Plan or the Option Agreement, in addition to any damages and costs which the prevailing party otherwise would be entitled, the non-prevailing party shall pay to the prevailing party a reasonable sum for attorneys’ fees and costs incurred in bringing and prosecuting or defending such action or enforcing any judgment, order, ruling, or award. Optionee agrees to timely notify the Company upon any change in the residence address indicated below, and acknowledges that the Company may at in its discretion deliver share certificates representing Shares issued pursuant to the exercise of this Option to such address. Optionee agrees to provide the Company within 7 days of the execution of this Option Agreement the Consent of Spouse attached hereto if applicable, or within 7 days of any event that would cause such consent to be applicable. Optionee acknowledges that the Company will rely on such agreement.